  FORM 8-K Cover Page
  Items Reported
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 7, 2008

DOWNEY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13578 (Commission File Number)	33-0633413 (IRS Employer Identification Number)

3501 Jamboree Road Newport Beach, California (Address of principal executive offices)		92660 (Zip Code)

Registrant’s telephone number, including area code:   (949) 854-0300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certian Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2008, the Board of Directors of the Registrant and the Board of Directors of the Registrant’s wholly-owned subsidiary, Downey Savings and Loan Association, F.A. (the “Bank”) approved a compensation arrangement for Thomas E. Prince and for Clifford J. Piscitelli, the Senior Executive Vice President/Office of the CEO and the Executive Vice President and Chief Lending Officer, respectively, of the Registrant and the Bank. Each Board approved the compensation arrangements subject to the written non-objection of the Office of Thrift Supervision (“OTS”). On November 7, 2008 the OTS provided its written non-objection to the compensation arrangement for Mr. Prince, which provides for a $650,000 annual base salary and a target annual incentive program bonus of 120% of base salary, and for Mr. Piscitelli, which provides for a $520,000 annual base salary and a target annual incentive program bonus of 100% of base salary.

A retention program was also approved by each Board, subject to the written non-objection of the OTS. The program provides each selected and participating Bank employee with a one-time monetary retention payment equal to three (3) month’s base salary. The retention payment is conditioned, and payable, upon the Bank’s receipt of a signed letter agreement from the employee which, among other things, commits the employee to reimburse the Bank for the full amount of the retention payment in the event the employee voluntarily terminates employment with the Bank or is terminated by the Bank for cause on or before May 10, 2009. On November 7, 2008 the OTS provided its written non-objection to the retention program, in which Brian E. Côté, Executive Vice President and Chief Financial Officer of the Registrant and the Bank, is a participant. Under the program, Mr. Côté received a $77,500 retention payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWNEY FINANCIAL CORP. (Registrant)

Date: November 14, 2008	By /s/ Richard B. Swinney Richard B. Swinney Corporate Secretary